SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934




  Date of report (Date of earliest event reported):  October 30, 2002




                    JONES LANG LASALLE INCORPORATED
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Maryland                     001-13145              36-4150422
------------------------    --------------------        ---------------
(State or other juris-      (Commission File            (IRS Employer
diction of incorporation    Number)                     Identification
or organization)                                        No.)




     200 East Randolph Drive, Chicago, IL                  60601
     ------------------------------------               ----------
    (Address of principal executive office)             (Zip Code)




Registrant's telephone number, including area code:         (312) 782-5800




                            Not Applicable
    --------------------------------------------------------------
    (Former name or former address, if changed since last report.)












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ITEM 5.  OTHER EVENTS

     In a press release issued on October 30, 2002, Jones Lang LaSalle announced earnings for the quarterly period ended September 30, 2002 and that it expects to implement a share repurchase program approved by its Board of Directors. Under the program, the Firm may repurchase up to 1 million shares in the open market and in privately negotiated transactions, depending upon market prices and other conditions. The repurchase of shares is primarily intended to offset dilution resulting from stock and stock option grants made under the Firm's existing stock plans.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this filing, and the exhibit attached hereto, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Jones Lang LaSalle's actual results, performance, achievements, plans and objectives to be materially different from any future results, performance, achievements, plans and objectives expressed or implied by such forward-looking statements. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements to reflect any changes in events or circumstances or in its expectations or results.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

     The following exhibit is included with this Report:

           99.1. Press release issued by Jones Lang LaSalle Incorporated on October 30, 2002


































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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  October 30, 2002    JONES LANG LASALLE INCORPORATED



                            By:    /s/ Lauralee E. Martin
                                   ------------------------------
                            Name:  Lauralee E. Martin

                            Title: Executive Vice President and
                                   Chief Financial Officer




















































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                             EXHIBIT INDEX
                             -------------




Exhibit 99.1 Press release issued by Jones Lang LaSalle Incorporated on October 30, 2002